AGREEMENT FOR SALE OF MINERAL RIGHTS

This agreement is executed between FIRECREEK PETROLEUM, INC., a wholly-owned subsidiary of EGPI Firecreek, Inc. (“Seller”) and NEWPORT OIL CORPORATION A/K/A NEWPORT OIL, INC. (“Purchaser”).

Recitals
WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all of Seller’s 50-percent undivided interest in the mineral rights created by oil and gas leases upon the real property described in the attached exhibit “a,” as well as Seller’s interest in oil, gas, water disposal, and other wells located upon such real property (the “Mineral Rights”), and

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all of Seller’s interest in a lawsuit currently pending in the Third Judicial District Court of Sweetwater County, Wyoming, being cause number Civil C-07-821-R, and styled Newport Oil Corp v. Inter-Mountain Pipe and Threading Co. (the “Lawsuit”);

NOW, THEREFORE, for and in consideration of the mutual promises contained with this agreement, the parties have agreed as follows:

I. TRANSFER OF INTEREST

Seller, for and in consideration of the payment of $125,000.00, and Purchaser’s assumption of all post-transfer liability and obligations in connection with the expense of prosecuting the Lawsuit, does hereby agree to irrevocably assign, transfer, and set over to Purchaser all of Seller’s right, title, and interest to the Mineral Rights and the Lawsuit.

II. AMOUNT OF SALES PRICE

The sales price for this sale of the Minerals Rights and interest in the Lawsuit shall be the sum of $125,000.00, payable in cash at closing, by Purchaser’s assumption of all post-transfer liability and expense with regard to the Lawsuit.

III. PAYMENT OF CONSIDERATION

The amount set forth in section I above to be paid to Seller by Purchaser shall be due and payable as follows: by wire to Bank of America account number 004 6212 05374, ABA number 026 009 953, FBO: Firecreek Petroleum, Inc., 50 Commonwealth Avenue, suite 2, Boston, Massachusetts 02116.

IV. CLOSING

Closing of this sale shall be on.

V. AGREEMENT TO EXECUTE DOCUMENTS

Each of the parties to this agreement hereby agrees to execute any and all documents necessary or appropriate to transfer the interests hereby conveyed.

VI. ASSUMPTION OF OBLIGATIONS

By the execution and delivery of this agreement by Seller, and acceptance of same by Purchaser, Purchaser expressly assumes all obligations relating to the post-transfer expense of the Lawsuit, and Purchaser hereby agrees to indemnify and hold Seller harmless from all such existing obligations and future obligations and liabilities relating to the Lawsuit.

EXECUTED by Seller this ____ day of ___________________, 20___.

SELLER:

FIRECREEK PETROLEUM, INC.

by:
name:
title:
EXECUTED by Purchaser this ____ day of ______________, 20___.

PURCHASER:

NEWPORT OIL CORPORATION A/K/A NEWPORT OIL, INC.

by:
name:
title: